SUB-ITEM 77E:

LEGAL PROCEEDINGS
Since October 2003,
Federated and related
entities (collectively,
"Federated"), and various
 Federated funds ("Funds"),
 have been named as
defendants in several class
 action lawsuits now pending
in the United States District
 Court for the District of
Maryland. The lawsuits were
purportedly filed on behalf
 of people who purchased,
owned and/or redeemed shares
of Federated-sponsored mutual
funds during specified periods
beginning November 1, 1998.
The suits are generally similar
 in alleging that Federated
engaged in illegal and improper
trading practices including
market timing and late trading
in concert with certain
institutional traders,
which allegedly caused
financial injury to the
mutual fund shareholders.
These lawsuits began to be
 filed shortly after
 Federated's first public
 announcement that it had
 received requests for
information on shareholder
trading activities in the
 Funds from the SEC, the
Office of the New York State
 Attorney General ("NYAG"),
and other authorities. In that
 regard,
on November 28, 2005, Federated
 announced that it had reached
 final settlements with the SEC
 and the NYAG with respect to
 those matters.
Specifically, the SEC and NYAG
settled proceedings against
three Federated subsidiaries
involving undisclosed market
timing arrangements and late
trading. The SEC made findings:
 that Federated Investment
Management Company ("FIMC"),
 an SEC-registered investment
adviser to various Funds,
and Federated Securities Corp.,
 an SEC-registered broker-dealer
 and distributor for the Funds,
violated provisions of the
 Investment Advisers Act
and Investment Company Act by
approving, but not disclosing,
 three market timing arrangements,
 or the associated conflict of
interest between
FIMC and the funds involved in
the arrangements, either to other
 fund shareholders or to the
funds' board; and that Federated
Shareholder
Services Company, formerly an
 SEC-registered transfer agent,
 failed to prevent a customer
and a Federated employee from
late trading in violation
of provisions of the Investment
 Company Act. The NYAG found
that such conduct violated
provisions of New York State
law. Federated entered
into the settlements without
admitting or denying the
regulators' findings. As
Federated previously reported
in 2004, it has already paid
approximately $8.0 million to
certain funds as determined by
an independent consultant. As
part of these settlements,
Federated agreed to pay
disgorgement and a civil
 money penalty in the
aggregate amount of an
additional $72 million and,
 among other things, agreed
that it would not
serve as investment adviser
 to any registered investment
 company unless (i) at least
75% of the fund's directors
are independent of Federated,
(ii) the chairman of each such
fund is independent of Federated,
 (iii) no action may be taken
 by the fund's board or any
 committee thereof
unless approved by a majority
 of the independent trustees
of the fund or committee,
respectively, and (iv) the
 fund appoints a "senior
officer" who
reports to the independent
 trustees and is responsible
 for monitoring compliance
 by the fund with applicable
laws and fiduciary duties and for
managing the process by which
management fees charged to a
fund are approved. The
settlements are described
in Federated's announcement
which, along with previous
 press releases and related
 communications on those matters,
 is available in the "About Us"
 section of Federated's
website at FederatedInvestors.com.
Federated entities have also been
 named as defendants in several
additional lawsuits that are now
 pending in the United States
District Court for
the Western District of
 Pennsylvania, alleging,
among other things,
excessive advisory and
 Rule 12b-1 fees.
The Board of the Funds
retained the law firm of
 Dickstein Shapiro LLP to
represent the Funds in each
 of the lawsuits described
in the
preceding two paragraphs.
 Federated and the Funds,
 and their respective
 counsel, have been defending
 this litigation, and none of
 the Funds
remains a defendant in any
of the lawsuits (though some
 could potentially receive
any recoveries as nominal
 defendants). Additional
 lawsuits based
upon similar allegations
 may be filed in the future.
 The potential impact of these
lawsuits, all of which seek
unquantified damages,
 attorneys' fees,
and expenses, and future
potential similar suits is
 uncertain. Although we do
not believe that these
lawsuits will have a material
 adverse effect on
the Funds, there can be
no assurance that these
suits, ongoing adverse
publicity and/or other
developments resulting
from the regulatory
investigations will not
 result in increased Fund
redemptions, reduced sales
 of Fund shares, or other
adverse consequences for
the Funds.